Exhibit 3.1(a)

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DAG MEDIA, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

DAG MEDIA, INC.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is: February 22, 1999

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is ... (new name) ... )

Paragraph	FIRST	of the Certificate of Incorporation relating to

the name of the corporation

is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is MANHATTAN BRIDGE CAPITAL, INC.

Paragraph	of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: [Check the appropriate box	]
☒	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Assaf Ran	Assaf Ran
Signature	(Name of Signer)
Chief Executive Officer
(Title of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DAG MEDIA, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name	Morse. Zelnick, Rose & Lander, LLP
Address	405 Park Avenue, Suite 1401

City, State and Zip Code New York, NY 10022

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

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